
                                                                   Exhibit 21.00

                                                           State or Jurisdiction                   Percentage of Voting
                                                              of Incorporation                       Securities Owned
                                                           ---------------------                   --------------------


CDC Realty, Inc.                                                Illinois                                   100%

CDO Capital, L.L.C.                                             Delaware                                 98.28%

CDO RM, Inc.                                                    Delaware                                   100%

CDS Foreign Holdings, Inc.                                      Delaware                                   100%

CFS Railcar, Inc.                                               Delaware                                   100%

COM-L 1989-A Corporation                                        Illinois                                   100%

Comdisco Asia Pte Ltd                                           Singapore                                  100%

Comdisco Australia Pty. Ltd.                                    New South Wales, Australia                 100%

Comdisco Belgium S.P.R.L.                                       Belgium                                    100%
 (f/k/a Comdisco Belgium S.A.)

Comdisco Canada Equipment Finance                               Ontario, Canada                            100%
 Limited Partnership

Comdisco Canada Finance, L.L.C.                                 Delaware                                   100%

Comdisco Canada Ltd.                                            Ontario, Canada                            100%

Comdisco Continuity Services Canada                             Ontario, Canada                            100%
  Ltd. (f/k/a Comdisco Disaster Recovery
   Services Canada Ltd.)

Comdisco Continuity Services (France)                           France                                     100%
  (f/k/a/ Ageris International, S.A.)

Comdisco Continuity Services (UK)                               United Kingdom                             100%
  Limited (f/k/a Failsafe/ROC Ltd.)


Comdisco Direct (UK) Limited                                    United Kingdom                             100%
 (f/k/a Comdisco Finance Ltd.)

Comdisco Deutschland GmbH                                       Germany                                    100%

Comdisco Disaster Recovery                                      Netherlands                                100%
  Services B.V.

 Comdisco Factoring (Nederland)                                 Netherlands                                100%
  B.V.

                                      -26-

                                                           State or Jurisdiction                   Percentage of Voting
                                                              of Incorporation                       Securities Owned
                                                           ---------------------                   --------------------



Comdisco Finance (Nederland) B.V.                               Netherlands                                100%

Comdisco Financial Services, Inc.                               Delaware                                   100%

Comdisco France S.A.                                            France                                     100%

Comdisco Global, Inc.                                           Cayman Islands                             100%

Comdisco GmbH & Co. Leasing and                                 Germany                                    100%
  Finance KG

Comdisco Group Leasing Limited                                  Illinois                                 75.25%
  Partnership

Comdisco Handelsgesellschaft M.B.H.                             Austria                                    100%

Comdisco Healthcare Group, Inc.                                 Delaware                                   100%

Comdisco Holdings (U.K.) Limited                                United Kingdom                             100%
 (f/k/a Comdisco Disaster Recovery
  Services (U.K.) Ltd.)

Comdisco Investment Group, Inc.                                 Delaware                                   100%

Comdisco Ireland Limited                                        Ireland                                    100%

Comdisco Lease Finance Partnership                              Cayman Islands                             100%

Comdisco Management GmbH                                        Germany                                    100%

Comdisco Medical Exchange, Inc.                                 Delaware                                   100%

Comdisco de Mexico, S.A. de C.V.                                Mexico                                     100%

Comdico Nederland B.V.                                          Netherlands                                100%

Comdisco Network Services, Inc.                                 Illinois                                   100%

Comdisco New Zealand                                            New Zealand                                100%
 (f/k/a Comdisco (NZ) Limited

Comdisco Sweden A.B.                                            Sweden                                     100%

Comdisco (Switzerland), S.A.                                    Switzerland                                100%

                                      -27-



                                                           State or Jurisdiction                   Percentage of Voting
                                                              of Incorporation                       Securities Owned
                                                           ---------------------                   --------------------



Comdisco Trade, Inc.                                            Delaware                                   100%

Comdisco United Kingdom Limited                                 United Kingdom                             100%

Commedco, Inc.                                                  Delaware                                   100%

Computer Discount Corporation                                   Illinois                                   100%

Computer Discount Corporation, S.L.                             Spain                                      100%
 (f/k/a Computer Discount Corporation
  S.A.)

Computer Recovery Centre Sdn Bhd                                Malaysia                                    10%

Horizon Lease Partners, L.P.                                    Delaware                                   100%

Promodata, SNC                                                  France                                     100%

628761 Alberta Ltd.                                             Alberta, Canada                            100%


Subsidiaries of the Registrant are included in the consolidated financial statements.

                                      -28-